UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 6, 2016

COSTCO WHOLESALE CORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-20355	91-1223280
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

999 Lake Drive

Issaquah, WA 98027

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 425-313-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Richard M. Libenson, who has been a member of the Board of Directors (the “Board”) of Costco Wholesale Corporation (the “Company”) since 1993, has informed the Board of his intention not to stand for re-election at the Company’s 2017 annual meeting. The Board has asked Mr. Libenson to serve as Director Emeritus for a three-year term following the 2017 annual meeting and he has agreed. The voluntary retirement as an elected Board member is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with the creation of this vacancy, the Board has determined to decrease the size of the Board to twelve directors and reduce the number of directors in Class I (with a term expiring in 2018) to four directors, effective upon commencement of the 2017 Annual Meeting. This change achieves an equal balance of membership among the classes of directors. Accordingly, Richard A. Galanti on December 5, 2016 agreed to resign as a Class I director effective upon commencement of the 2017 annual meeting and to stand for re-election at the 2017 annual meeting as a Class III director. The resignation of Mr. Galanti is being effected solely to rebalance the Board classes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on December 7, 2016.

COSTCO WHOLESALE CORPORATION

By:	/s/ Richard A. Galanti
Richard A. Galanti
Executive Vice President and Chief Financial Officer

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